Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 28% TO $29.1 BILLION

SEATTLE—(BUSINESS WIRE)—April 28, 2016—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2016.
Operating cash flow increased 44% to $11.3 billion for the trailing twelve months, compared with $7.8 billion for the trailing twelve months ended March 31, 2015. Free cash flow increased to $6.4 billion for the trailing twelve months, compared with $3.2 billion for the trailing twelve months ended March 31, 2015. Free cash flow less lease principal repayments increased to $3.5 billion for the trailing twelve months, compared with $1.5 billion for the trailing twelve months ended March 31, 2015. Free cash flow less finance lease principal repayments and assets acquired under capital leases increased to $1.6 billion for the trailing twelve months, compared with an outflow of $1.2 billion for the trailing twelve months ended March 31, 2015.
Common shares outstanding plus shares underlying stock-based awards totaled 490 million on March 31, 2016, compared with 483 million one year ago.
Net sales increased 28% to $29.1 billion in the first quarter, compared with $22.7 billion in first quarter 2015. Excluding the $210 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 29% compared to first quarter 2015.
Operating income was $1.1 billion in the first quarter, compared with $255 million in first quarter 2015.
Net income was $513 million in the first quarter, or $1.07 per diluted share, compared with net loss of $57 million, or $0.12 per diluted share, in first quarter 2015.

“Amazon devices are the top selling products on Amazon, and customers purchased more than twice as many Fire tablets than first quarter last year,” said Jeff Bezos, founder and CEO of Amazon.com. “Earlier this week, the $39 Fire TV Stick became the first product ever — from any manufacturer — to pass 100,000 customer reviews, including over 62,000 5 star reviews, also more than any other product ever sold on Amazon. Echo too is off to an incredible start, and we can’t yet manage to keep it in stock despite all efforts. We’re building premium products at non-premium prices, and we’re thrilled so many customers are responding to our approach.”
Highlights

•
Amazon introduced Kindle Oasis, the thinnest and lightest Kindle, crafted from the ground up for readers with an all-new, incredibly thin and light design, plus an included charging cover that delivers months of battery life. Kindle Oasis, our eighth generation of Kindle, weighs just 4.6 ounces and is only 3.4 mm at its thinnest point — 30% thinner and over 20% lighter than any other Kindle.

•
Amazon announced two Alexa-enabled devices: Amazon Echo Dot, a hands-free, voice-controlled device that uses the same far-field voice recognition as Amazon Echo — for less than $90; and Amazon Tap, an Alexa-enabled portable Bluetooth and Wi-Fi speaker for under $130.

•
Amazon announced that Spotify Premium is now available in the U.S. on Echo. Spotify subscribers can listen to their music on Echo and ask Alexa to play any playlist, artist, genre, and more from Spotify’s catalog.

•
Alexa added hundreds of new skills, which include requesting a car from Uber, ordering a pizza from Domino’s, checking your credit balance with Capital One, getting fitness information from Fitbit, receiving election updates from NBC News, and many more. Alexa also supports more smart home devices, including thermostats from Nest, ecobee, Insteon, and Honeywell so customers can control the temperature in their homes using only their voice.

•
Amazon Dash Button has more than tripled the lineup of available brands. Customers can now choose from over 100 Dash Buttons, including Brawny, Doritos, Energizer, Honest Kids, Peet’s Coffee, Purina, Red Bull, Seventh Generation, and Starbucks.

•
Amazon Studios acquired the rights to several high-profile films including Woody Allen’s Café Society, Whit Stillman’s Love & Friendship, and 2016 Sundance Film Festival titles Manchester by the Sea, Gleason, Author: The

JT Leroy Story, and Wiener-Dog. Following its theatrical run, each film will become available exclusively to Prime members through Prime Video.

•	Amazon’s second original live-action kids’ series, Just Add Magic, was the most successful Amazon Original Kids premiere with the most streams and hours in the first weekend.

•	Prime Music teamed up with Macklemore & Ryan Lewis to live stream their album release concert for This Unruly Mess I’ve Made. The live stream was available to all Amazon customers at no cost.

•	Amazon entered into agreements with Air Transport Services Group (ATSG) to lease 20 air cargo planes to support one and two-day delivery for U.S. customers. ATSG will operate the planes for Amazon.

•	Prime Free Same-Day Delivery expanded to 11 new metro areas and now serves Prime members in 27 metro areas throughout the U.S.

•
Amazon launched Prime Belgium with unlimited Free One-Day Shipping on millions of items, unlimited photo storage with Prime Photos, access to more than one million books to borrow with Kindle Owners’ Lending Library, and early access to flash sales.

•
Amazon was ranked #1 in corporate reputation among the 100 most visible companies in America, according to the 23,000-person Harris Poll. Amazon was also ranked #1 on the Reputation Institute’s U.S. RepTrak 100 list of the most reputable companies, which is based on more than 83,000 ratings.

•
U.K. consumers ranked Amazon #1 in customer satisfaction in a nationwide poll from the Institute of Customer Service. And for the second year in a row, customers selected Amazon.in as India’s most trusted online shopping brand, according to an annual Trust Research Advisory survey.

•
The Amazon Global Store on Amazon.cn has grown to over 10 million items, providing Chinese customers with an easier and more convenient shopping experience with authentic products curated from the Amazon.com website.

•
Amazon.in launched Amazon Tatkal, a studio-on-wheels offering a suite of launch services to sellers, including registration, imaging and cataloging services, and basic seller training. Since launching in February, Amazon Tatkal has reached sellers in 25 cities.

•	Handmade at Amazon, featuring genuinely handcrafted items sold directly from artisans, has increased selection to nearly 400,000 products from 12,000 artisans in more than 80 countries.

•
Amazon Home Services, providing customers with a simple way to buy and schedule professional services, now serves more than 40,000 U.S. zip codes with more than 1,200 service options across 45 categories.

•
Amazon launched the Amazon Payments Partner Program, a global program that offers unique tools and services to help ecommerce service providers and developers integrate their merchant customers with Amazon Payments.

•	Amazon Business, a B2B offering that includes features and benefits tailored to businesses, now serves more than 300,000 businesses ranging from small to Fortune 500 companies.

•
Amazon launched Style Code Live, a daily live show dedicated to fashion and beauty that features trends and useful tips from style experts, looks that the audience can shop, and interactive features like live chat. Style Code Live is hosted by Lyndsey Rodrigues, Rachel Smith, and Frankie Grande, and has featured guests such as Meghan Trainor, Karolina Kurkova, Lauren Conrad, Whitney Port, and Molly Sims. The show streams free for all viewers weeknights at 9 p.m. ET/6 p.m. PT at www.amazon.com/stylecodelive.

•
Amazon Education, TenMarks, and a coalition of non-profit education and education technology organizations launched the initiative “With Math I Can” to change student mindsets about math. The campaign challenges more than three million teachers and their students to replace the notion of “I’m not good at math” with “I am working to get better at math.” Teachers and students can visit www.withmathican.org to learn more.

•
Amazon Web Services (AWS) announced Amazon Lumberyard, a free, cross-platform, 3D game engine for developers to create the highest-quality games, connect their games to compute and storage of the AWS Cloud, and engage fans on Twitch. Amazon Lumberyard helps developers build beautiful worlds, make realistic characters, and create stunning real-time effects.

•
AWS announced the general availability of the AWS Database Migration Service, a fully managed service that allows customers to migrate their production Oracle, SQL Server, MySQL, MariaDB, and PostgreSQL databases from on-premises data centers to any of these engines or Amazon Aurora on AWS with virtually no downtime. So far this year, customers used the AWS Database Migration Service to move more than 2,000 databases to the AWS Cloud.

•
AWS announced the general availability of Amazon Inspector, an automated security assessment service that helps customers improve the security and compliance of their applications deployed on Amazon Elastic Compute Cloud (Amazon EC2).

•
AWS further enhanced its block storage service, Amazon Elastic Block Store (Amazon EBS), announcing two new low-cost hard disk drive (HDD)-backed storage options that offer customers predictable performance for big data workloads. Amazon EBS Throughput Optimized HDD (st1) and Cold HDD (sc1) volumes deliver consistent baseline performance with the ability to “burst” to higher throughput to meet the performance needs of big data applications like processing streaming data or performing data analytics.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 28, 2016, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Second Quarter 2016 Guidance

•	Net sales are expected to be between $28.0 billion and $30.5 billion, or to grow between 21% and 32% compared with second quarter 2015.

•	Operating income is expected to be between $375 million and $975 million, compared with $464 million in second quarter 2015.

•
This guidance includes approximately $825 million for stock-based compensation and other operating expense (income), net. It assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon.com opened on the World Wide Web in July 1995. The company is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$15,890	$14,557	$10,237	$5,074
OPERATING ACTIVITIES:
Net income (loss)	513	(57)	1,166	(405)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	1,827	1,426	6,682	5,162
Stock-based compensation	544	407	2,257	1,582
Other operating expense (income), net	43	44	155	139
Losses (gains) on sales of marketable securities, net	2	1	6	(3)
Other expense (income), net	(52)	91	102	203
Deferred income taxes	11	(2)	94	(136)
Excess tax benefits from stock-based compensation	(207)	(22)	(305)	94
Changes in operating assets and liabilities:
Inventories	769	721	(2,138)	(1,172)
Accounts receivable, net and other	412	441	(1,784)	(1,324)
Accounts payable	(5,770)	(4,249)	2,773	2,184
Accrued expenses and other	(956)	(940)	893	500
Additions to unearned revenue	2,814	1,803	8,412	5,144
Amortization of previously unearned revenue	(2,110)	(1,163)	(7,055)	(4,123)
Net cash provided by (used in) operating activities	(2,160)	(1,499)	11,258	7,845
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development, net	(1,179)	(871)	(4,897)	(4,684)
Acquisitions, net of cash acquired, and other	(16)	(365)	(446)	(1,345)
Sales and maturities of marketable securities	1,138	375	3,788	3,131
Purchases of marketable securities	(636)	(986)	(3,741)	(3,091)
Net cash provided by (used in) investing activities	(693)	(1,847)	(5,296)	(5,989)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	207	22	305	(94)
Proceeds from long-term debt and other	9	183	179	6,478
Repayments of long-term debt and other	(175)	(316)	(1,512)	(760)
Principal repayments of capital lease obligations	(801)	(502)	(2,761)	(1,537)
Principal repayments of finance lease obligations	(29)	(39)	(111)	(132)
Net cash provided by (used in) financing activities	(789)	(652)	(3,900)	3,955
Foreign-currency effect on cash and cash equivalents	222	(322)	171	(648)
Net increase (decrease) in cash and cash equivalents	(3,420)	(4,320)	2,233	5,163
CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,470	$10,237	$12,470	$10,237
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$2	$17	$310	$90
Cash paid for interest on capital and finance lease obligations	47	32	168	102
Cash paid for income taxes (net of refunds)	139	55	357	194
Property and equipment acquired under capital leases	875	954	4,638	4,246
Property and equipment acquired under build-to-suit leases	351	103	793	897

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net product sales	$20,581	$17,084
Net service sales	8,547	5,633
Total net sales	29,128	22,717
Operating expenses (1):
Cost of sales	18,866	15,395
Fulfillment	3,687	2,759
Marketing	1,436	1,083
Technology and content	3,526	2,754
General and administrative	497	427
Other operating expense (income), net	45	44
Total operating expenses	28,057	22,462
Operating income	1,071	255
Interest income	21	11
Interest expense	(117)	(115)
Other income (expense), net	81	(130)
Total non-operating income (expense)	(15)	(234)
Income (loss) before income taxes	1,056	21
Provision for income taxes	(475)	(71)
Equity-method investment activity, net of tax	(68)	(7)
Net income (loss)	$513	$(57)
Basic earnings per share	$1.09	$(0.12)
Diluted earnings per share	$1.07	$(0.12)
Weighted-average shares used in computation of earnings per share:
Basic	471	465
Diluted	481	465
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$116	$90
Marketing	56	35
Technology and content	317	233
General and administrative	55	49

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$513	$(57)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(24) and $(1)	102	(243)
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $0 and $0	6	1
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1) and $0	1	1
Net unrealized gains (losses) on available-for-sale securities	7	2
Total other comprehensive income (loss)	109	(241)
Comprehensive income (loss)	$622	$(298)

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2016	2015
North America
Net sales	$16,996	$13,406
Segment operating expenses	16,072	12,889
Segment operating income (loss) before stock-based compensation and other	924	517
Stock-based compensation and other	336	263
Operating income (loss)	$588	$254
International
Net sales	$9,566	$7,745
Segment operating expenses	9,546	7,821
Segment operating income (loss) before stock-based compensation and other	20	(76)
Stock-based compensation and other	141	118
Operating income (loss)	$(121)	$(194)
AWS
Net sales	$2,566	$1,566
Segment operating expenses	1,850	1,301
Segment operating income (loss) before stock-based compensation and other	716	265
Stock-based compensation and other	112	70
Operating income (loss)	$604	$195
Consolidated
Net sales	$29,128	$22,717
Segment operating expenses	27,468	22,011
Segment operating income (loss) before stock-based compensation and other	1,660	706
Stock-based compensation and other	589	451
Operating income (loss)	1,071	255
Total non-operating income (expense)	(15)	(234)
Provision for income taxes	(475)	(71)
Equity-method investment activity, net of tax	(68)	(7)
Net income (loss)	$513	$(57)
Segment Highlights:
Y/Y net sales growth:
North America	27%	24%
International	24	(2)
AWS	64	49
Consolidated	28	15
Net sales mix:
North America	58%	59%
International	33	34
AWS	9	7
Consolidated	100%	100%

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net Sales:
North America
Media	$3,208	$2,969
Electronics and other general merchandise	13,511	10,250
Other (1)	277	187
Total North America	$16,996	$13,406
International
Media	$2,480	$2,320
Electronics and other general merchandise	7,034	5,378
Other (1)	52	47
Total International	$9,566	$7,745

Year-over-year Percentage Growth:
North America
Media	8%	5%
Electronics and other general merchandise	32	31
Other	48	22
Total North America	27	24
International
Media	7%	(12)%
Electronics and other general merchandise	31	4
Other	12	(12)
Total International	24	(2)
Year-over-year Percentage Growth, excluding the effect of foreign exchange rates:
North America
Media	8%	5%
Electronics and other general merchandise	32	31
Other	48	22
Total North America	27	24
International
Media	9%	2%
Electronics and other general merchandise	33	21
Other	15	2
Total International	26	14
______________________________

(1)	Includes sales from non-retail activities, such as certain advertising services and our co-branded credit card agreements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,470	$15,890
Marketable securities	3,389	3,918
Inventories	9,582	10,243
Accounts receivable, net and other	5,072	5,654
Total current assets	30,513	35,705
Property and equipment, net	23,308	21,838
Goodwill	3,785	3,759
Other assets	3,522	3,445
Total assets	$61,128	$64,747
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,990	$20,397
Accrued expenses and other	9,431	10,372
Unearned revenue	3,766	3,118
Total current liabilities	28,187	33,887
Long-term debt	8,219	8,227
Other long-term liabilities	9,966	9,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 495 and 494
Outstanding shares — 472 and 471	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	14,144	13,394
Accumulated other comprehensive loss	(614)	(723)
Retained earnings	3,058	2,545
Total stockholders’ equity	14,756	13,384
Total liabilities and stockholders’ equity	$61,128	$64,747

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$7,845	$8,980	$9,823	$11,920	$11,258	44%
Operating cash flow -- TTM Y/Y growth (decline)	47%	69%	72%	74%	44%	N/A
Purchases of property and equipment, including internal-use software and website development, net -- TTM	$4,684	$4,607	$4,424	$4,589	$4,897	5%
Principal repayments of capital lease obligations -- TTM	$1,537	$1,832	$2,144	$2,462	$2,761	80%
Principal repayments of finance lease obligations -- TTM	$132	$155	$163	$121	$111	(16)%
Property and equipment acquired under capital leases -- TTM	$4,246	$4,710	$4,599	$4,717	$4,638	9%
Free cash flow -- TTM (1)	$3,161	$4,373	$5,399	$7,331	$6,361	101%
Free cash flow less lease principal repayments -- TTM (2)	$1,492	$2,386	$3,092	$4,748	$3,489	134%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (3)	$(1,217)	$(492)	$637	$2,493	$1,612	N/A
Invested capital (4)	24,040	26,478	28,860	31,393	32,824	37%
Common shares and stock-based awards outstanding	483	488	489	490	490	1%
Common shares outstanding	466	468	469	471	472	1%
Stock-based awards outstanding	17	20	20	19	18	4%
Stock-based awards outstanding -- % of common shares outstanding	3.8%	4.4%	4.3%	4.1%	3.9%	N/A
Results of Operations
Worldwide (WW) net sales	$22,717	$23,185	$25,358	$35,747	$29,128	28%
WW net sales -- Y/Y growth, excluding F/X	22%	27%	30%	26%	29%	N/A
WW net sales -- TTM	$91,963	$95,808	$100,588	$107,006	$113,418	23%
WW net sales -- TTM Y/Y growth (decline), excluding F/X	20%	22%	24%	26%	28%	N/A
Operating income (loss)	$255	$464	$406	$1,108	$1,071	320%
Operating income/loss -- Y/Y growth (decline), excluding F/X	90%	N/A	N/A	84%	300%	N/A
Operating margin -- % of WW net sales	1.1%	2.0%	1.6%	3.1%	3.7%	N/A
Operating income (loss) -- TTM	$287	$765	$1,715	$2,233	$3,049	964%
Operating income/loss -- TTM Y/Y growth (decline), excluding F/X	(56)%	35%	N/A	N/A	933%	N/A
Operating margin -- TTM % of WW net sales	0.3%	0.8%	1.7%	2.1%	2.7%	N/A
Net income (loss)	$(57)	$92	$79	$482	$513	N/A
Net income (loss) per diluted share	$(0.12)	$0.19	$0.17	$1.00	$1.07	N/A
Net income (loss) -- TTM	$(405)	$(188)	$328	$596	$1,166	N/A
Net income (loss) per diluted share -- TTM	$(0.88)	$(0.41)	$0.69	$1.25	$2.43	N/A
______________________________

(1)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net,” which is included in cash flow from investing activities.

(2)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(3)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(4)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Y/Y % Change
Segments
North America Segment:
Net sales	$13,406	$13,796	$15,006	$21,501	$16,996	27%
Net sales -- Y/Y growth, excluding F/X	24%	26%	29%	24%	27%	N/A
Net sales -- TTM	$53,432	$56,233	$59,540	$63,708	$67,299	26%
Segment operating income (loss) before stock-based compensation and other:
Operating income (loss)	$517	$703	$528	$1,003	$924	79%
Operating income/loss -- Y/Y growth (decline), excluding F/X	77%	111%	N/A	36%	78%	N/A
Operating margin -- % of North America net sales	3.9%	5.1%	3.5%	4.7%	5.4%	N/A
Operating income (loss) -- TTM	$1,520	$1,893	$2,480	$2,751	$3,157	108%
Operating margin -- TTM % of North America net sales	2.8%	3.4%	4.2%	4.3%	4.7%	N/A
Operating income (loss):
Operating income (loss)	$254	$348	$186	$636	$588	131%
Operating income/loss -- Y/Y growth (decline), excluding F/X					129%	N/A
Operating margin -- % of North America net sales	1.9%	2.5%	1.2%	3.0%	3.5%	N/A
Operating income (loss) -- TTM				$1,425	$1,759	232%
Operating margin -- TTM % of North America net sales				2.2%	2.6%	N/A
International Segment:
Net sales	$7,745	$7,565	$8,267	$11,841	$9,566	24%
Net sales -- Y/Y growth, excluding F/X	14%	22%	24%	22%	26%	N/A
Net sales -- TTM	$33,371	$33,598	$34,154	$35,418	$37,239	12%
Segment operating income (loss) before stock-based compensation and other:
Operating income (loss)	$(76)	$(19)	$(56)	$60	$20	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	N/A	N/A	N/A	65%	N/A	N/A
Operating margin -- % of International net sales	(1.0)%	(0.2)%	(0.7)%	0.5%	0.2%	N/A
Operating income (loss) -- TTM	$(188)	$(205)	$(86)	$(91)	$6	N/A
Operating margin -- TTM % of International net sales	(0.6)%	(0.6)%	(0.3)%	(0.3)%	—%	N/A
Operating income (loss):
Operating income (loss)	$(194)	$(189)	$(208)	$(108)	$(121)	(38)%
Operating income/loss -- Y/Y growth (decline), excluding F/X					(27)%	N/A
Operating margin -- % of International net sales	(2.5)%	(2.5)%	(2.5)%	(0.9)%	(1.3)%	N/A
Operating income (loss) -- TTM				$(699)	$(626)	(10)%
Operating margin -- TTM % of International net sales				(2.0)%	(1.7)%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Y/Y % Change
Segments (continued)
AWS Segment:
Net sales	$1,566	$1,824	$2,085	$2,405	$2,566	64%
Net sales -- Y/Y growth, excluding F/X	49%	81%	78%	69%	64%	N/A
Net sales -- TTM	$5,160	$5,977	$6,894	$7,880	$8,880	72%
Net sales -- TTM % of WW net sales	6%	6%	7%	7%	8%	N/A
Segment operating income (loss) before stock-based compensation and other:
Operating income (loss)	$265	$391	$521	$687	$716	170%
Operating income/loss -- Y/Y growth (decline), excluding F/X	(13)%	314%	353%	161%	161%	N/A
Operating margin -- % of AWS net sales	16.9%	21.4%	25.0%	28.5%	27.9%	N/A
Operating income (loss) -- TTM	$680	$993	$1,417	$1,863	$2,315	241%
Operating margin -- TTM % of AWS net sales	13.2%	16.6%	20.6%	23.6%	26.1%	N/A
Operating income (loss):
Operating income (loss)	$195	$305	$428	$580	$604	210%
Operating income/loss -- Y/Y growth (decline), excluding F/X					198%	N/A
Operating margin -- % of AWS net sales	12.4%	16.7%	20.5%	24.1%	23.5%	N/A
Operating income (loss) -- TTM				$1,507	$1,916	325%
Operating margin -- TTM % of AWS net sales				19.1%	21.6%	N/A
Consolidated Segments Before Stock-Based Compensation and Other:
Operating income (loss)	$706	$1,075	$993	$1,750	$1,660	135%
Operating income/loss -- Y/Y growth (decline), excluding F/X	45%	168%	N/A	67%	128%	N/A
Operating margin -- % of Consolidated net sales	3.1%	4.6%	3.9%	4.9%	5.7%	N/A
Operating income (loss) -- TTM	$2,012	$2,682	$3,811	$4,523	$5,478	172%
Operating margin -- TTM % of Consolidated net sales	2.2%	2.8%	3.8%	4.2%	4.8%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,969	$2,620	$2,963	$3,931	$3,208	8%
Media -- Y/Y growth, excluding F/X	5%	7%	9%	12%	8%	N/A
Media -- TTM	$11,711	$11,867	$12,096	$12,483	$12,722	9%
Electronics and other general merchandise	$10,250	$10,987	$11,840	$17,325	$13,511	32%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	31%	32%	35%	28%	32%	N/A
Electronics and other general merchandise -- TTM	$40,938	$43,559	$46,606	$50,401	$53,663	31%
Electronics and other general merchandise -- TTM % of North America net sales	77%	77%	78%	79%	80%	N/A
Other	$187	$189	$203	$245	$277	48%
Supplemental International Segment Net Sales:
Media	$2,320	$2,094	$2,320	$3,292	$2,480	7%
Media -- Y/Y growth, excluding F/X	2%	3%	6%	5%	9%	N/A
Media -- TTM	$10,615	$10,329	$10,140	$10,026	$10,186	(4)%
Electronics and other general merchandise	$5,378	$5,425	$5,901	$8,491	$7,034	31%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	21%	31%	32%	31%	33%	N/A
Electronics and other general merchandise -- TTM	$22,559	$23,072	$23,814	$25,196	$26,851	19%
Electronics and other general merchandise -- TTM % of International net sales	68%	69%	70%	71%	72%	N/A
Other	$47	$46	$46	$58	$52	12%
Balance Sheet
Cash and marketable securities -- ending	$13,781	$14,001	$14,428	$19,808	$15,859	15%
Inventory, net -- ending	$7,369	$7,470	$8,981	$10,243	$9,582	30%
Inventory turnover, average -- TTM	8.8	8.9	8.6	8.5	8.6	(2)%
Property and equipment, net -- ending	$17,736	$19,479	$20,636	$21,838	$23,308	31%
Accounts payable -- ending	$11,917	$12,391	$14,437	$20,397	$14,990	26%
Accounts payable days -- ending	70	74	79	77	72	4%
Other
WW shipping revenue	$1,299	$1,399	$1,494	$2,328	$1,820	40%
WW shipping revenue -- Y/Y growth	53%	57%	43%	37%	40%	N/A
WW shipping costs	$2,309	$2,340	$2,720	$4,170	$3,275	42%
WW shipping costs -- Y/Y growth	26%	29%	35%	37%	42%	N/A
WW net shipping costs	$1,010	$941	$1,226	$1,842	$1,455	44%
WW net shipping costs -- Y/Y growth	3%	2%	26%	37%	44%	N/A
WW paid units -- Y/Y growth	20%	22%	26%	26%	27%	N/A
WW seller unit mix -- % of WW paid units	44%	45%	46%	47%	48%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	165,000	183,100	222,400	230,800	245,200	49%

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique e-mail addresses that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.amazon.nl, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Darin Manney, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr